Exhibit 10.9

Summary Translation of

Loan Agreement for Working Capital

Lender: Shanghai Pudong Development Bank Co., Ltd

Borrower: Shandong Taiying Technology Co., Ltd

1.	Purpose of loan agreement.

The purpose of the loan agreement is to allow the Borrower to finance its working capital needs (including equipment purchases).

2.	Amount of loan.

RMB 10,000,000

3.	Loan term.

The loan term is twelve months, from July 17, 2014 to July 17, 2015.

4.	Interest rate and method of payment.

Interest shall be paid monthly, bearing interest at 9% per annum.

5.	Repayment Date.

The Borrower shall repay all loan proceeds in a lump sum on the maturity date.

6.	Prepayment.

In the event the Borrower wants to prepay the loan before the maturity date, the prepay amount shall not be less than RMB 100,000.

6.	Guarantee.

The loan is guaranteed by Gary Wang and Taian Hongze Investment and Guarantee Co., Ltd.

7.	Liability of breach of contract.

If there is a breach of the terms of the agreement, there are liquidated damages in the amount of 5% on the loan principal.